Exhibit No. 1.1



                                $832,518,000

                        MMCA AUTO OWNER TRUST 1998-1

              $200,000,000 5.621% CLASS A-1 ASSET BACKED NOTES $250,000,000 5.72% CLASS A-2 ASSET BACKED NOTES $322,056,000 5.86% CLASS A-3 ASSET BACKED NOTES
                $60,462,000 6.07% CLASS B ASSET BACKED NOTES


                        MMCA AUTO RECEIVABLES, INC.

                           UNDERWRITING AGREEMENT




                                                            August 13, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as Representative of the several Underwriters
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281

Dear Sirs:

        1. Introductory. MMCA Auto Receivables, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to cause MMCA Auto Owner Trust 1998-1 (the "Trust") to issue and sell $200,000,000 aggregate principal amount of 5.621% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $250,000,000 aggregate principal amount of 5.72% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $322,056,000 aggregate principal amount of 5.86% Class A-3 Asset Backed Notes (the "Class A-3 Notes") and $60,462,000 aggregate principal amount of 6.07% Class B Asset Backed Notes (the "Class B Notes," and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"). The Notes will be issued pursuant to the Indenture dated as of August 1, 1998 (the "Indenture"), between the Trust and Bank of Tokyo-Mitsubishi Trust Company (the "Indenture Trustee").

        Concurrently with the issuance and sale of the Notes as contemplated herein, the Trust will issue $97,669,451.88 aggregate principal amount of certificates of beneficial interest (the "Certificates"), each representing an interest in the Trust Property. The Company will retain the Certificates. The Certificates will be issued pursuant to the Amended and Restated Trust Agreement, dated as of August 1, 1998 (the "Trust Agreement"), between the Company and Wilmington Trust Company, as Owner Trustee. The Certificates are subordinated to the Notes.

        The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light-and medium-duty trucks (the "Receivables"), with respect to Actuarial Receivables, certain monies due thereunder on or after August 1, 1998 (the "Cutoff Date"), and, with respect to Simple Interest Receivables, certain monies due or received thereunder on or after the Cutoff Date, such Receivables to be sold to the Trust by the Company and to be serviced for the Trust by Mitsubishi Motors Credit of America, Inc. ("MMCA" or, in its capacity as servicer, the "Servicer"). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement to be dated as of August 1, 1998 (the "Sale and Servicing Agreement"), among the Trust, the Company and the Servicer or, if not defined therein, in the Indenture, the Trust Agreement or the Purchase Agreement, as the case may be. "Basic Documents" means, collectively, Basic Documents, as defined in the Trust Agreement and Basic Documents, as defined in the Indenture. The Company hereby agrees with the several Underwriters named in Schedule A hereto (the "Underwriters") as follows:

        2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

               (a) A registration statement on Form S-1 (No. 333-58869) relating to the Notes, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended (the "1933 Act"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend the registration statement and if any post-effective amendment to the registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent post-effective amendment has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the 1933 Act ("Rule 462(c)"). For purposes of this Agreement, "Effective Time" means (i) if the Company has advised Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as representative of the Underwriters (in such capacity, the "Representative"), that it does not propose to amend the registration statement, the date and time as of which the registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to the registration statement, the date and time as of which the registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. The registration statement, as amended at the Effective Time, including all information (if any) deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A under the 1933 Act ("Rule 430A Information"), is hereinafter referred to as the "Registration Statement". The form of prospectus relating to the Notes, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the 1933 Act ("Rule 424(b)") or, if no such filing is required, as included in the Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the 1933 Act.

               (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the 1933 Act and the rules and regulations of the Commis sion thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects to the requirements of the 1933 Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary, to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this
        Agreement: (i) on the Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the 1933 Act and the Rules and Regulations, (ii) neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
        (iii) no additional registration statement related to the Notes pursuant to Rule 462(b) has been or will be filed. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

               (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

               (d) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or the Trust for the consummation of the transactions contemplated by this Agreement and the Basic Documents in connection with the issuance of the Notes and the Certificates and the sale by the Company of Notes, except such as have been obtained and made under the 1933 Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Company's, the Trust's and the Indenture Trustee's interest in the Receivables, which financing statements will be filed in the appropriate offices within ten (10) days of the Closing Date (as such term is defined in Section 3).

               (e) The Company is not in violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance of this Agreement and the Basic Documents, and the issuance of the Notes and the Certificates and the sale by the Company of the Notes and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Certificate of Incorporation or By-laws of the Company, and the Company has full power and authority to authorize and issue the Notes and the Certificates and to sell the Notes as contemplated by this Agreement, the Indenture and the Trust Agreement, to enter into this Agreement and the Basic Documents and to consummate the transactions contemplated hereby and thereby.

               (f) On the Closing Date, the Company will have directed the Owner Trustee to authenticate and execute the Certificates and, when delivered and paid for pursuant to the Trust Agreement, the Certificates will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust, entitled to the benefits provided in the Trust Agreement and enforceable in accordance with their terms.

               (g) The Company possesses adequate certificates, authorities and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the Company.

               (h) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Company, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the other Basic Documents to which it is a party, or which are otherwise material in the context of the issuance and sale of the Notes or the issuance of the Certificates; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

               (i) As of the Closing Date, the representations and warranties of the Company contained in the Basic Documents will be true and correct.

               (j) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company.

               (k) Each of the Basic Documents to which the Company is a party has been duly authorized by the Company and, when duly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (l) This Agreement has been duly authorized, executed and delivered by the Company.

               (m) The Company has authorized the conveyance of the Receivables to the Trust and, as of the Closing Date, the Company has directed the Trust to execute and issue the Notes and the Certificates and to sell the Notes.

               (n) The Company's assignment and delivery of the Receivables to the Trust as of the Closing Date will vest in the Trust all of the Company's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

               (o) The Trust's assignment of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance except for any tax lien, mechanics' lien or other lien or encumbrance that attaches by operation of law.

               (p) The Computer Tape of the Receivables created as of August 1, 1998 and made available to the Representative by the Servicer was complete and accurate as of the date thereof and includes an identifying description of the Receivables that are listed on Schedule A to the Sale and Servicing Agreement.

               (q) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Basic Documents, the Notes and the Certificates and any other agreements contemplated herein or therein shall have been paid or will be paid by the Company at or prior to the Closing Date to the extent then due.

               (r) The consummation of the transactions contemplated by this Agreement and the Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Company is a debtor or guarantor.

               (s) The Company is not and, after giving effect to the issuance of the Certificates and the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an "investment company" as defined in the Investment Company Act of 1940 (the "Investment Company Act").

        3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of, in the case of (i) the Class A-1 Notes, 100.000000% of the principal amount thereof; (ii) the Class A-2 Notes, 99.998812% of the principal amount thereof; (iii) the Class A-3 Notes, 99.990796% of the principal amount thereof; and (iv) the Class B Notes, 99.990291% of the principal amount thereof, the respective principal amounts of each Class of the Notes set forth opposite the names of the Underwriters in Schedule A hereto.

        The Company will deliver against payment of the purchase price, the Notes of each Class in the form of one or more permanent global securities in definitive form (the "Global Notes") deposited with the Indenture Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to Merrill Lynch by the Company at a bank acceptable to Merrill Lynch, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 at 10:00 a.m., New York time, on August 20, 1998, or at such other time not later than seven full business days thereafter as Merrill Lynch and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Indenture Trustee as custodian for DTC of the Global Notes representing all of the Notes. The Global Notes will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

        The Company will deliver the Certificates to the above office of Skadden, Arps, Slate, Meagher & Flom LLP on the Closing Date. The certificate for the Certificates so to be delivered will be in definitive form, in authorized denominations and registered in the name of the Company and will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

        Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have agreed that the Closing Date will be not later than August 20, 1998, unless otherwise agreed to as described above.

        4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

        5. Certain Agreements of the Company. The Company agrees with the several Underwriters:

               (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph
        (1) (or, if applicable and if consented to by Merrill Lynch, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b).

               (b) The Company will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus, or the Registration Statement or the Prospectus, and will not effect such amendment or supple mentation without the Representative's consent; and the Company will also advise the Representative promptly of the effectiveness of the Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission (subject to the Representative's prior review pursuant to Section 5(b)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters, delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

               (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will cause the Trust to make generally available to the Noteholders an earnings statement of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the 1933 Act. For the purpose of the preceding sentence, "Availability Date" means the 90th day after the end of the Trust's fourth fiscal quarter following the fiscal quarter that includes such Effective Date.

               (e) The Company will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as delivery of a prospectus relating to the Notes is required to be delivered under the 1933 Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative requests. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

               (f) The Company will arrange for the qualification of the Notes for offering and sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Notes.

               (g) For a period from the date of this Agreement until the retirement of the Notes (i) the Company will furnish to the Representative and, upon request, to each of the other Underwriters, copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to
        Section 3.9 of the Indenture and Sections 3.9 and 3.10 of the Sale and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Indenture Trustee pursuant to Section 3.11 of the Sale and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Indenture Trustee, and (ii) such other forms of periodic certificates or reports as may be delivered to the Indenture Trustee, the Owner Trustee or the Noteholders under the Indenture, the Sale and Servicing Agreement or the other Basic Documents.

               (h) So long as any Note is outstanding, the Company will furnish to the Representative by first-class mail as soon as practicable, (i) all documents distributed, or caused to be distributed, by the Company to Noteholders, (ii) all documents filed, or caused to be filed, by the Company with the Commission pursuant to the 1934 Act, any order of the Commission thereunder and (iii) such other information in the possession of the Company concerning the Trust as the Representative from time to time may reasonably request.

               (i) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in distributing the preliminary prospectuses and the Prospectus (including any amendments and supplements thereto).

               (j) To the extent, if any, that the rating provided with respect to the Notes by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") is conditional upon the furnishing of documents or the taking of any other action by the Company, the Company shall furnish such documents and take any such other action.

               (k) On or before the Closing Date, the Company shall cause the computer records of the Company and MMCA relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Company nor MMCA shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

        6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the 1933 Act and the applicable Rules and Regulations and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust, MMCA and the Company) set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of the Trust, MMCA and the Company, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the Receivables.

               For purposes of this subsection, (i) if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, including the 430 Information, and (ii) "Prospectus" shall mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

               (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 5:00 p.m., New York time, on the date following the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a). Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

               (c) The Representative shall have received an opinion of J. Sean Plater, Esq., General Counsel of the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                       (i) the Company has been duly incorporated and is an
               existing corpora tion in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; and the Company has full power and authority to enter into and perform its obligations under this Agreement and the Basic Documents to which it is a party, to direct the Owner Trustee to execute the Notes and the Certificates, to consummate the transactions contemplated hereby and thereby, and had at all times, and now has, the power, authority and legal right to acquire, own and sell the Receivables;

                      (ii) MMCA has been duly incorporated and is an
               existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; MMCA is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; and MMCA has full power and authority to enter into and perform its obligations under this Agreement, the Note Indemnification Agreement dated the date hereof (the "Note Indemnification Agreement") between MMCA and the Representative, acting on behalf of itself and as Representative of the several Underwriters, and the Basic Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables;

                     (iii) each of the direction by the Company to the
               Indenture Trustee to authenticate the Notes and the direction by the Company to the Owner Trustee to execute the Notes has been duly authorized by the Company and, when the Notes have been duly executed and delivered by the Owner Trustee and, when authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture;

                      (iv) the direction by the Company to the Owner
               Trustee to authenticate and execute the Certificates has been duly authorized by the Company and, when the Certificates have been duly executed, authenticated and delivered in accordance with the terms of the Trust Agreement and the Certificates have been delivered to and paid for by the Company pursuant to the Sale and Servicing Agreement and the Trust Agreement, the Certificates will be duly and validly issued and outstanding and will be entitled to the benefits of the Trust Agreement;

                       (v) each Basic Document to which the Company or MMCA
               is a party has been duly authorized, executed and delivered by the Company and MMCA, respectively;

                       (vi) no consent, approval, authorization or order
               of, or filing with any governmental agency or body or any court is required for the execution, delivery and performance by the Company of this Agreement and the Basic Documents to which it is a party, for the execution, delivery and performance by MMCA of the Note Indemnification Agreement and the Basic Documents to which it is a party or for the consummation of the transactions contemplated by this Agreement, the Basic Documents or the Note Indemnification Agreement, except for (i) the filing of Uniform Commercial Code financing statements in California with respect to the transfer of the Receivables to the Company pursuant to the Purchase Agreement and the transfer of the Trust Property to the Trust pursuant to the Sale and Servicing Agreement and the filing of a Uniform Commercial Code financing statement in Delaware with respect to the grant by the Trust of a security interest in the Trust Property to the Indenture Trustee pursuant to the Indenture, which financing statements will be filed in the appropriate offices within ten (10) days of the Closing Date; (ii) such as have been obtained and made under the 1933 Act; and (iii) such as may be required under state securities laws;

                     (vii) the execution, delivery and performance of this
               Agreement and the Basic Documents by the Company, the execution, delivery and performance of the Note Indemnification Agreement and the Basic Documents by MMCA and the consummation of any other of the transactions contemplated herein, in the Note Indemnification Agreement or the Basic Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of MMCA or the Company pursuant to the terms of the Certificate of Incorporation or the By-Laws of MMCA or the Company, or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over MMCA or the Company or their respective properties, or any agreement or instrument known to such counsel after due investigation to which MMCA or the Company is a party or by which MMCA or the Company or any of their respective properties is bound;

                       (viii) such counsel has no reason to believe that
               any part of the Registra tion Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                      (ix) there are no actions, proceedings or
               investigations pending to which the Company or MMCA is a party or, to the best knowledge of such counsel, after due inquiry, threatened before any court, administrative agency or other tribunal having jurisdiction over MMCA or the Company, (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, the Note Indemnification Agreement, any Basic Document, the Notes or the Certificates, (iii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (iv) which might materially and adversely affect the performance by the Company or MMCA of its obligations under, or the validity or enforceability of, this Agreement, the Note Indemnification Agreement, any Basic Document, the Notes or the Certificates, or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES";

                       (x) the statements in the Registration Statement
               under the heading "CERTAIN LEGAL ASPECTS OF THE
               RECEIVABLES", to the extent they constitute statements of matters of law or legal conclusions with respect thereto, are correct in all material respects;

                      (xi) each of MMCA and the Company has obtained all
               necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Company, the Trust, the Owner Trustee or the Indenture Trustee;

                       (xii) this Agreement has been duly authorized,
               executed and delivered by the Company; and the Note Indemnification Agreement has been duly authorized, executed and delivered by MMCA;

                    (xiii) such counsel is familiar with MMCA's standard
               operating procedures relating to MMCA's acquisition of a perfected first priority security interest in the vehicles financed by MMCA pursuant to retail installment sale contracts in the ordinary course of MMCA's business; assuming that MMCA's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that MMCA has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), MMCA has acquired or will acquire a perfected first priority security interest in the Financed Vehicles;

                     (xiv) the Assignment dated as of August 1, 1997 from
               MMCA to the Company has been duly authorized, executed and delivered by MMCA;

                       (xv) the Receivables are chattel paper as defined in
               the UCC; and

                       (xvi) immediately prior to the sale of Receivables
               by MMCA to the Company pursuant to the Purchase Agreement and the Assignment, MMCA was the sole owner of all right, title and interest in, to and under the Receivables and the other property to be transferred by it to the Company. Immediately prior to the sale of Receivables by the Company to the Trust pursuant to the Sale and Servicing Agreement, the Company was the sole owner of all right, title and interest in, to and under the Receivables and the other property to be sold by it to the Trust.

               (d) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated the Closing Date, and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                       (i) each Receivable is a motor vehicle retail
               installment sales contract that constitutes "chattel paper" as defined in Section 9-105 of the UCC in effect in the States of New York, Delaware and California;

                      (ii) the provisions of the Sale and Servicing
               Agreement are effective to create, in favor of the Owner Trustee, a valid security interest (as such term is defined in Section 1-201 of the New York UCC) in the Company's rights in the Receivables and proceeds thereof, which security interest, if characterized as a transfer for security, will secure payment of the Notes;

                     (iii) the financing statement naming the Company as
               debtor and the Trust as secured party in appropriate form for filing in the relevant filing office under the New York UCC. Upon the filing of the Financing Statement in the relevant filing office, the security interest in favor of the Owner Trustee in the Receivables and proceeds thereof will be perfected, and no other security interest of any other creditor of the Company will be equal or prior to the security interest of the Owner Trustee in the Receivables and proceeds thereof;

                      (iv) the provisions of the Indenture are effective to
               create in favor of the Indenture Trustee, a valid security interest (as such term is defined in Section 1-201 of the Relevant UCC) in the Receivables and proceeds thereof to secure payment of the Notes;

                       (v) assuming that each of the direction by the
               Company to the Indenture Trustee to authenticate the Notes and the direction by the Company to the Owner Trustee to execute and deliver the Notes has been duly authorized by the Company, when the Notes have been duly executed and delivered by the Owner Trustee and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture;

                      (vi) assuming that the direction by the Company to
               the Owner Trustee to authenticate and execute the Certificates has been duly authorized by the Company, when the Certificates have been duly executed, authenticated and delivered in accordance with the terms of the Trust Agreement and the Certificates have been delivered to and paid for by the Company pursuant to the Sale and Servicing Agreement and the Trust Agreement, the Certificates will be duly and validly issued and outstanding and will be entitled to the benefits of the Trust Agreement;

                     (vii) the statements in the Prospectus under the
               caption "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES", to the extent they constitute matters of law or legal conclusions, are correct in all material respects;

                    (viii) the Trust Agreement is not required to be
               qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

                      (ix) the Indenture has been duly qualified under the
               Trust Indenture Act;

                       (x) no authorization, approval or consent of any
               court or governmental agency or authority is necessary under the Federal law of the United States or the laws of the State of New York in connection with the execution, delivery and performance by the Company of this Agreement and the Basic Documents to which it is a party, the execution, delivery and performance by MMCA of the Note Indemnification Agreement and the Basic Documents to which it is a party or for the consummation of the transactions contemplated by this Agreement, the Note Indemnification Agreement or the Basic Documents, except such as may be required under state securities laws and such as have been obtained and made under the 1933 Act;

                       (xi) the Registration Statement was declared
               effective under the 1933 Act as of the date specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereof, as of their respective effective or issue dates, complies as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations; such counsel have no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to the best knowledge of such counsel, such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                     (xii) each of the Trust Agreement, the Sale and
               Servicing Agreement, the Administration Agreement, the Yield Supplement Agreement and the Assignment constitutes the legal, valid and binding agreement of the Company and MMCA, in each case as to those documents to which it is a party, enforceable against the Company and MMCA in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) except, as applicable, that such counsel need not express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation;

                    (xiii) assuming due authorization, execution and
               delivery by the Indenture Trustee and the Owner Trustee, the Indenture constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) except, as applicable, that such counsel need not express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation;

                       (xiv) neither the Trust nor the Company is and,
               after giving effect to the issuance and sale of the Notes and the Certificates and the application of the proceeds thereof, as described in the Prospectus, neither the Trust nor the Company will be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

                      (xv) the Notes, the Certificates, the Purchase
               Agreement, the Administra tion Agreement, the Sale and Servicing Agreement, the Yield Supplement Agreement, the Trust Agreement, this Agreement and the Indenture each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus;

                     (xvi) the Trust Agreement is the legal, valid and
               binding agreement of the Company, enforceable against the Company, in accordance with its terms under the law of the State of Delaware; and

                    (xvii) this Agreement has been duly authorized,
               executed and delivered by the Company; and the Note Indemnification Agreement has been duly authorized, executed and delivered by MMCA.

               (e) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel for the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that for federal income tax purposes (i) the Notes will be characterized as indebtedness of the Trust that is secured by the Receivables, (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (iii) the statements set forth in the Prospectus under the headings "SUMMARY--ERISA Considerations", "ERISA CONSIDERATIONS", "SUMMARY--Tax Status", "CERTAIN FEDERAL INCOME TAX CONSE QUENCES" and "DESCRIPTION OF THE NOTES--Indenture--" (last sentence of second paragraph under "--Events of Default" and last sentence of first paragraph under "--Remedies" only), to the extent such statements constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

               (f) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel for the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that for California and Delaware state franchise and California and Delaware state income tax purposes (i) the Notes will be characterized as indebtedness of the Trust that is secured by the Receivables, (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (iii) the statements set forth in the Prospectus under the headings "SUMMARY--Tax Status" and "CERTAIN STATE TAX CONSEQUENCES", to the extent such statements constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

               (g) The Representative shall have received from Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as it may request for the purpose of enabling it to pass upon such matters.

               (h) The Representative shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President or any Vice-President and a principal financial or accounting officer of each of the Company and MMCA in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the representations of MMCA in the Note Indemnification Agreement are true and correct; the Company or MMCA, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; the representations and warranties of the Company or MMCA, as applicable, in the Basic Documents are true and correct as of the dates specified in such agreements; the Company or MMCA, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MMCA, whether or not arising in the ordinary course of business.

               (i) The Representative shall have received an opinion of Pryor, Cashman, Sherman & Flynn, counsel to the Indenture Trustee, dated the Closing Date and satis factory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                       (i) the Indenture Trustee is a banking corporation
               duly incorporated and validly existing under the laws of the State of New York;

                      (ii) the Indenture Trustee has the full corporate
               trust power to accept the office of indenture trustee under the Indenture and to enter into and perform its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement;

                     (iii) the execution and delivery of the Indenture and
               the Administration Agreement and the acceptance of the Sale and Servicing Agreement and the performance by the Indenture Trustee of its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Indenture Trustee and each has been duly executed and delivered on behalf of the Indenture Trustee;

                      (iv) the Indenture, the Sale and Servicing Agreement
               and the Adminis tration Agreement constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms under the laws of the State of New York and the federal law of the United States;

                       (v) the execution and delivery by the Indenture
               Trustee of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any New York or United States federal governmental authority, other than the qualification of the Indenture Trustee under the Trust Indenture Act;

                      (vi) each of the Notes has been duly authenticated by
               the Indenture Trustee;

                     (vii) neither the consummation by the Indenture
               Trustee of the transac tions contemplated in the Sale and Servicing Agreement, the Indenture or the Administration Agreement nor the fulfillment of the terms thereof by the Indenture Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, By-laws or other organizational documents of the Indenture Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Indenture Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Indenture Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee or any of its subsidiaries;

                    (viii) to such counsel's knowledge there is no action,
               suit or proceeding pending or threatened against the Indenture Trustee (as trustee under the Indenture or in its individual capacity) before or by any governmental authority that if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture, the Sale and Servicing Agreement or the Administration Agreement; and

                      (ix) the execution, delivery and performance by the
               Indenture Trustee of the Sale and Servicing Agreement, the Indenture and the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any lien created by or arising with respect to the Indenture Trustee that are unrelated to the transactions contemplated in such Agreements.

               (j) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                    (i) the Owner Trustee has been duly incorporated and is
               validly existing as a banking corporation in good standing under the laws of the State of Delaware;

                   (ii) the Owner Trustee has full corporate trust power
               and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the other Basic Documents to which it is a party and has duly authorized, executed and delivered such Basic Documents and such Basic Documents constitute the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with their terms, except that certain of such obligations may be enforceable solely against the Trust Property (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, morato rium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii) the Certificates have been duly executed,
               authenticated and delivered by the Owner Trustee as owner trustee and authenticating agent; each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the
               Trust;

                   (iv) the execution and delivery by the Owner Trustee of
               the Trust Agree ment and, on behalf of the Trust, of the other Basic Documents to which it is a party and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of, or constitute a default under the Articles of Association or By-laws of the Owner Trustee; and

                    (v) the execution, delivery and performance by the
               Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the other Basic Documents to which it is a party do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States federal governmental authority having jurisdiction over the trust power of the owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

               (k) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated the Closing Date and satis factory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                   (i) the Trust has been duly formed and is validly
               existing as a business trust under the Delaware Business Trust Act, 12 Del.C. ss.3801 et seq. (the "Delaware Act");

                   (ii) the Trust has the power and authority under the
               Delaware Act and the Trust Agreement, and the Trust Agreement authorizes the Owner Trustee, to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Note Depository Agreement, the Notes and the Certificates;

                  (iii) to the extent that Article 9 of the UCC as in
               effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflict of laws principles), and assuming that the security interest created by the Indenture in the Receivables has been duly created and has attached, upon the filing of a financing statement with the Secretary of State of Delaware the Indenture Trustee will have a perfected security interest in the Trust's rights in such Receivables and the proceeds thereof, and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests under ss.9-312(4) of the Delaware UCC and temporarily perfected security interests in proceeds under ss.9-306(3) of the Delaware UCC;

                   (iv) no re-filing or other action is necessary under the
               Delaware UCC in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals;

                    (v) assuming that the Certificates have been duly
               authorized, executed and authenticated by the Owner Trustee on behalf of the Trust, when the Certificates have been issued and delivered in accordance with the instructions of the Company, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement; and

                   (vi) under 12 Del. C. ss.3805(b), no creditor of any
               Certificateholder (including creditors of the Company in its capacity as Certificateholder) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

               (l) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, dated the Closing Date and satis factory in form and substance to the Representative and counsel for the Underwriters, (i) with respect to the characterization of the transfer of the Receivables by MMCA to the Company and from the Company to the Trust and (ii) to the effect that should MMCA become the debtor in a case under the Bankruptcy Code, and the Company would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, should not order, over the objection of the Certificateholders or the Noteholders, the substantive consolidation of the assets and liabilities of the Company with those of MMCA and such opinion shall be in substantially the form previously discussed with the Representative and counsel for the Underwriters and in any event satisfactory in form and in substance to the Representative and counsel for the Underwriters.

               (m) The Representative shall have received evidence satisfactory to it and its counsel that, within ten (10) days of the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the state of (i) California reflecting the transfer of the interest of MMCA in the Receivables and the proceeds thereof to the Company and the transfer of the interest of the Company in the Receivables and the proceeds thereof to the Trust and (ii) Delaware reflecting the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

               (n) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representative and the counsel for the Underwriters to the effect that (i) the provisions of the Indenture are effective to create a valid security interest in favor of the Indenture Trustee, to secure payment of the Notes, in all "securities entitlements" (as defined in Section 8-102(a)(17) of the New York UCC) with respect to "financial assets" (as defined in
        Section 8-102(a)(9) of the New York UCC) now or hereafter credited to the Reserve Account (such securities entitlements, the "Securities Entitlements"), (ii) the provisions of the control agreement for purposes of Article 8 of the New York UCC are effective to perfect the security interest of the Indenture Trustee in the Securities Entitlements and (iii) no security interest of any other creditor of the Trust will be prior to the security interest of the Indenture Trustee in such Securities Entitlements.

               (o) Each Class of the Class A Notes shall have been rated in the highest rating category by Moody's and Standard & Poor's and the Class B Notes shall have been rated in the third highest category by Moody's and Standard & Poor's.

               (p) The Representative shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for purposes of this subsection.

               (q) On or prior to the Closing Date, the Certificates shall have been issued to the Company.

               (r) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP and each other counsel for the Company, a letter dated the Closing Date to the effect that the Underwriters may rely upon each opinion rendered by such counsel to either Standard & Poor's or Moody's in connection with the rating of any Class of the Notes, as if each such opinion were addressed to the Underwriters.

        The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

        The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

        7.     Indemnification and Contribution.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                       (i) against any and all loss, liability, claim,
               damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) against any and all loss, liability, claim,
               damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                     (iii) against any and all expense whatsoever, as
               incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
               (i) or (ii) above;

        provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes that are the subject thereof if (i) the untrue statement or omission contained in the Prospectus was corrected; (ii) such person was not sent or given a copy of the Prospectus which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Notes to such person if required by applicable law; and (iii) the Company satisfied its obligation pursuant to Section 4(e) of this Agreement to provide a sufficient number of copies of the Prospectus to the Underwriters.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

               (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
        Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (e) If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

               The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover.

               The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
        Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

               Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

               No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this
        Section 7 are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A hereto (after giving effect to Section 9, if applicable) and not joint.

        8. Termination of Agreement. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, (a) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or
(b) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations or retail motor vehicle and light-and medium-duty truck financing business of the Trust, the Company, Mitsubishi Motor Sales of America, Inc., Mitsubishi Motors Corporation or MMCA which, in the judgment of the Representative, materially impairs the investment quality of each Class of the Notes or makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes; (ii) if there has occurred any downgrading in the rating of the debt securities of the Company by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Notes or to enforce contracts for the sale of the Notes; (iv) if trading in any securities of the Company, MMCA or Mitsubishi Motor Sales of America, Inc. has been suspended or materially limited by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority; or (v) if a banking moratorium has been declared by federal, New York or California authorities.

        9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Sections 8 or 9 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 8(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

        11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile and confirmed to the Representative at Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York, 10281-1201, Attention: Theodore F. Breck, Director (facsimile number (212) 449-9015), or, if sent to the Company, will be mailed, delivered or sent by facsimile and confirmed to it at P.O. Box 6038, Cypress, California 90630-5205, Attention: Secretary/Treasurer,
Telecopy: (714) 236-1300; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Underwriter.

        12. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

        13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

        15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

        16.    Applicable Law; Submission to Jurisdiction.

        (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        (b) The Company hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                                 Very truly yours,

                                 MMCA AUTO RECEIVABLES, INC.



                                 By:  /s/ Hideyuki Kitamura
                                      _________________________
                                      Name:   Hideyuki Kitamura
                                      Title:  Treasurer


The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED


By:  /s/ Theodore F. Breck
     ___________________________
     Name:   Theodore F. Breck
     Title:  Director

Acting on behalf of itself and as the
Representative of the several
Underwriters.



                                 SCHEDULE A




                                               Amount of    Amount of     Amount of    Amount of
                                               Class A-1    Class A-2     Class A-3     Class B
         Underwriter                             Notes        Notes         Notes        Notes
         -----------                           ---------    ---------     ---------    ---------

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated                        $50,000,000  $62,500,000  $80,556,000  $60,462,000
Credit Suisse First Boston Corporation          50,000,000   62,500,000   80,500,000            0
Lehman Brothers Inc.                            50,000,000   62,500,000   80,500,000            0
J.P. Morgan Securities Inc.
                                                                                       ----------
                                                50,000,000   62,500,000   80,500,000            0
                                                ----------   ----------   ----------           --



        Total                                 $200,000,000 $250,000,000 $322,056,000  $60,462,000
                                              ============ ============ ============  ===========


